Exhibit 10.1

COOPERATION AND STANDSTILL AGREEMENT
This Cooperation and Standstill Agreement (this “Agreement”), dated as of April 30, 2024 (the “Effective Date”), is by and among Applied Digital Corporation, a Nevada corporation (the “Company”), and Oasis Management Co., Ltd. (“Oasis”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:
1.Board of Directors.
(a)Appointment of New Director. No later than four (4) business days after the Effective Date, the Board of Directors of the Company (the “Board”) and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to appoint Ella Benson (the “New Director”) as a member of the Board, such appointment effective as of a date which is no later than four (4) business days of the Effective Date. The Company further agrees that the Board and all applicable committees thereof shall take such actions as are necessary to nominate the New Director for election as a director of the Company at the Company’s 2024 and 2025 annual meetings of stockholders (the “2024/2025 Annual Meetings”) and will (i) recommend that the stockholders of the Company vote to elect the New Director as a director of the Company at each of the 2024/2025 Annual Meetings and (ii) use its reasonable commercial efforts to support and solicit proxies for the election of the New Director to serve for a one-year term in the same manner in which the Company supports and solicits proxies for its other nominees up for election in connection with each of the 2024/2025 Annual Meetings. The Board and all applicable committees thereof, based on information provided by Oasis and the New Director, have determined, on or prior to the date hereof, that the New Director (A) qualifies as an “independent director” under the applicable rules of the Nasdaq Listing Standards, the rules and regulations of the SEC and any director independence standards adopted by the Board that are applicable to all non-employee directors on the Board, and (B) satisfies the guidelines and policies with respect to service on the Board that are applicable to all non-employee directors (collectively, the “Director Criteria”). Notwithstanding anything to the contrary in the foregoing provisions of this Section 1(a), in the event that the Board (or a duly authorized committee thereof) determines, in good faith, after consultation with outside legal counsel, that the taking of any the foregoing recommendation actions with respect to the 2024/2025 Annual Meetings would constitute a breach of fiduciary duties to the Company and the Company’s stockholders , then the Company shall not be required to take such actions and shall notify Oasis in writing promptly (and in any event within three(3) business days) of such determination (a “Fiduciary Duty Recommendation Change”) and the reasons therefor and Oasis shall be entitled to nominate a new natural person (acceptable to the Board and/or the Nominating and Governance Committee in the exercise of their fiduciary duties) for election to the Board as the New Director within twenty (20) calendar days of Oasis’ receipt of such notice from the Company (the “Fiduciary Duty Appointee”). In connection with such anticipated nomination at the 2024/2025 Annual Meetings, the New Director shall execute and deliver the Form of Consent to Nomination attached as Exhibit A.

(b)New Director Benefits. The New Director will be entitled to the same director benefits as other non-employee members of the Board, including (x) compensation for such director’s service as a director and reimbursement of such director’s expenses incurred after joining the Board, in each case on the same basis as all other non-employee directors of Company; (y) equity-based compensation grants and other benefits, if any, on the same basis as all other non-employee directors of Company; and (z) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time.
(c)New Director Information. As of the Effective Date, the New Director shall have completed, executed and delivered to the Company the Company’s most recent directors’ and officers’ questionnaire and such written consents reasonably requested by the Company as may be necessary or appropriate for the conduct of the Company’s vetting procedures applicable to non-employee directors, and shall have agreed to comply with all policies, codes of conduct, confidentiality obligations, codes of ethics and other policies applicable to the Company’s non-employee directors, including the Company’s Code of Business Conduct and Ethics, to provide the information regarding themselves that is required by the Company to determine the Director Criteria.
(d)New Director Agreements, Arrangements and Understandings. Oasis agrees that neither it nor any of its Affiliates (i) has paid or will pay any compensation to the New Director in connection with her service on the Board or any committee thereof, or (ii) has or will have any agreement, arrangement, or understanding, written or oral, with the New Director regarding her service or actions on the Board or any committee thereof. Oasis further represents and warrants that it is not a party to any written or oral agreement, arrangement, or understanding with the New Director regarding the Company or the Board that has not been disclosed to the Company.
(e)Nominating and Governance Committee Appointment; Chairperson. Effective concurrently upon the appointment of the New Director to the Board, the Board and the Nominating and Governance Committee shall take all necessary action to appoint the New Director to the Nominating and Governance Committee of the Board and to assign her as the Chairperson of the Nominating and Governance Committee. The Board and Nominating and Governance Committee shall maintain the New Director as Chair of the Nominating and Governance Committee for the duration of the Cooperation Period. Notwithstanding anything to the contrary in the preceding sentence of this Section 1(e), in the event that after the 2024 annual meeting of stockholders of the Company, the Board (or a duly authorized committee thereof) determines, in good faith, after consultation with outside legal counsel, that the New Director’s continued service as Chair of the Nominating and Governance Committee would constitute a breach of fiduciary duties to the Company and the Company’s stockholders, then the Board shall not be required to maintain the New Director’s Chair position and the Company shall notify Oasis in writing promptly (and in any event within three (3) business days) of such determination and the reasons therefor and Oasis shall be entitled to recommend a replacement Chair of the Nominating and Governance Committee within twenty (20) calendar days and the Board and the

Nominating and Governance Committee shall take such recommendation into consideration in good faith. In the event that the New Director no longer serves as Chair of the Nominating and Governance Committee as a result of a Fiduciary Duty Recommendation Change, the Fiduciary Duty Appointee shall serve as Chair of the Nominating and Governance Committee upon his or her appointment.
(f)Replacement New Director. Subject to the following sentence of this Section 1(f), if the New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director, in each case for any reason, prior to the expiration of the Cooperation Period, the Company and Oasis shall cooperate to identify and mutually agree upon a replacement director candidate who satisfies the Director Criteria (the “Replacement New Director”), and the Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to appoint the Replacement New Director to serve as a director of the Company and as a member of the Nominating and Governance Committee; provided, that such Replacement New Director satisfies any applicable requirements for serving on such committee. Effective upon the appointment of the Replacement New Director to the Board, such Replacement New Director will be considered the “New Director” for all purposes of this Agreement from and after such appointment. It is a condition of such appointment that, prior to the appointment of the Replacement New Director pursuant to this Section 1(f), the Board (and all applicable committees thereof) shall have determined that such Replacement New Director satisfies the Director Criteria.
(g)Termination Upon Breach. The Company’s obligations under this Section 1 shall terminate, and Oasis shall have no rights under this Section 1, upon any material breach of this Agreement by Oasis or other Restricted Person (as defined below) acting on behalf of Oasis upon five (5) business days’ written notice by the Company to Oasis if such breach has not been cured within such five (5) business days’ notice period (or immediately upon receipt of such notice if such breach is incapable of being cured); provided, that the Company (i) specifies in such written notice, in reasonable detail, the material breach upon which it is relying to terminate its obligations under this Section 1 and (ii) is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.
2.Confidentiality Agreements. The Company hereby agrees that (a) the New Director shall be permitted to and may provide confidential information to Oasis’ Representatives, as defined in and subject to and in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit B (the “Oasis Confidentiality Agreement”) (which Oasis agrees to execute and deliver to the Company simultaneously with the execution of this Agreement and cause the New Director and Oasis’ Representatives to execute and to abide by) and (b) the Company will execute and deliver the Oasis Confidentiality Agreement to Oasis substantially contemporaneously with execution and delivery thereof by the other signatories thereto. The New Director and the Company shall also execute a confidentiality agreement between herself and the Company in the form attached hereto as Exhibit C (the “New Director Confidentiality Agreement”).
3.Cooperation.

(a)Non-Disparagement. Each of Oasis (on behalf of itself and its controlled Affiliates) and the Company agrees that from the Effective Date until the later of: (i) the 2025 annual meeting of stockholders of the Company; or (ii) the date and time at which the New Director (or any Replacement New Director thereof) no longer serves on the Board (such period, the “Cooperation Period”), the Company and Oasis shall refrain from making, and shall cause each of their respective controlled Affiliates and each of their controlled Affiliates’ respective principals, directors, members, general partners, officers and employees acting on their behalf, as applicable (collectively, “Covered Persons”), not to make or cause to be made, any public statement or public announcement that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or calls into disrepute (i) in the case of any such public statements or public announcements by Oasis or their Covered Persons: the Company and its Affiliates or any of its or their respective current or former Covered Persons or any of the Company’s businesses, products or services (provided, that nothing herein shall prevent Oasis or their Covered Persons from making any public statement or public announcement unrelated to (and which does not reference in any way) the Company, its business, or the Board concerning Covered Persons of the Company and its Affiliates), in each case, and (ii) in the case of any such statements or announcements by the Company or its Covered Persons: Oasis and their Affiliates or any of its or their respective current or former Covered Persons (provided, that nothing herein shall prevent the Company or its Covered Persons from making any statement or announcement unrelated to (and which does not reference in any way) Oasis or their business concerning Covered Persons of Oasis), in each case. The foregoing shall not (x) restrict the ability of any person to comply with any subpoena, Legal Requirement, or other legal process or to respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (y) apply to any private communications (1) among Oasis and their Affiliates, Covered Persons and Representatives (in their respective capacities as such), on the one hand, and among the Company and its Affiliates, Covered Persons and Representatives (in their respective capacities as such), on the other hand, and in either case, especially with respect to unpremeditated, private, informal remark that is not part of any coordinated communication or campaign and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Agreement, or (2) by Oasis or their Affiliates to their limited partner investors or potential limited partner investors (provided, that, in the case of this clause (y)(2), any such private communications are limited to factual statements that do not otherwise violate the terms of this Section 3(a), are consistent with prior practice, and are expressly understood and agreed to be private communications), in each case, so long as such communications are not intended to, and would not reasonably be expected to, require the Company or Oasis to make public disclosure (of any kind) with respect thereto.
(b)Voting. During the Cooperation Period (provided that the New Director is appointed to the Board in accordance with Section 1(a)), Oasis agrees that it shall, and shall cause each of its controlled Affiliates to, appear in person or by proxy at each annual or special meeting of the stockholders of the Company (each, a “Stockholder Meeting”) and vote all of the shares of Common Stock beneficially owned, directly or indirectly, by Oasis or such Affiliate (or which Oasis or such Affiliate has the right or ability to vote) at such meeting (A) in favor of the slate of directors recommended by the Board, (B) against the election of any nominee for director not approved, recommended and nominated by the Board for election at any such Stockholder Meeting and (C) in accordance with the Board’s recommendation with respect to any and all other matters presented at such Stockholder Meeting; provided, however, that Oasis shall be permitted to vote in its sole discretion with respect to any Extraordinary Transaction that is submitted to the stockholders of the Company for a vote.
(c)Affiliates and Representatives of Oasis. Oasis agrees (A) to cause its controlled Affiliates and Representatives to comply with the terms of this Agreement (including but not limited to Sections 3 and 4 hereof) and (B) that Oasis shall be responsible for any breach of this Agreement by any such controlled Affiliate or Representative. A breach of this Agreement by any controlled Affiliate or Representative of Oasis, if such controlled Affiliate or Representative is not a party hereto, shall be deemed to occur if such controlled Affiliate or Representative engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Representative were a party hereto to the same extent as Oasis.
4.Standstill Agreements.
(a)During the Cooperation Period, Oasis shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly (including through any Representative of Oasis or any controlled Affiliate of Oasis), in any manner, alone or in concert with others (unless expressly permitted in writing by the Board):
(i)acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining or forming a partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise (the taking of any such action, an “Acquisition”), Beneficial Ownership of any equity securities of the Company (or any direct or indirect rights or options to acquire such ownership, including voting rights decoupled from the underlying Voting Securities), such that after giving effect to any such Acquisition, Oasis or any of its controlled Affiliates holds, directly or indirectly, in excess of 9.9% of the Common Stock of the Company outstanding at such time; (ii) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase or otherwise, any interest in any indebtedness of the Company, (iii) acquire, cause to be acquired, or offer, seek or agree to acquire, ownership (including Beneficial Ownership) of any asset or business of the Company or any right or option to acquire any such asset or business from any Person, in each case other than (x) securities of the Company or (y) in the ordinary course of the Company’s business, (iv) offer, seek or agree to acquire, whether by purchase or otherwise, any Synthetic Position in any Voting Securities, or (v) effect or seek to effect, offer or propose, or knowingly encourage any other Person to effect or seek to effect, an Extraordinary Transaction; provided, however, that nothing in this Agreement shall prohibit Oasis from (x) tendering into a tender or exchange offer available to all stockholders of the Company or (y) transferring Oasis’ shares of Common Stock pursuant to any Extraordinary Transaction approved by the Board and, if required by applicable law, the stockholders of the Company;

(ii)other than in accordance with this Agreement, (including, for the sake of clarity, the New Director’s duties and responsibilities as a director and member of the Nominating and Governance Committee with respect to the nomination of directors for an on behalf of the Board) (i) nominate, give notice of an intent to nominate, or recommend for nomination a natural person for election to the Board or take any action in respect of the removal of any director of the Company, (ii) knowingly seek or encourage any Person to submit any nomination in furtherance of a “contested solicitation” with respect to, or take any other action in respect of, the election or removal of any director of the Company, (iii) submit, or knowingly seek or encourage the submission of, any stockholder proposal (pursuant to Rule 14a-8 or otherwise) for consideration at, or bring any other business before, any Stockholder Meeting, (iv) request, or knowingly initiate, encourage or participate in any request, to call a Stockholder Meeting, (v) seek to amend any provision of the certificate of incorporation, bylaws or other governing documents of the Company (each as may be amended from time to time) or (vi) take any action prohibited by clause (i) or (ii) with respect to any subsidiary of the Company; provided, for the avoidance of doubt, that nothing in this Agreement shall prevent Oasis or its controlled Affiliates from taking actions in furtherance of identifying director candidates in connection with the exercise of its rights under Sections 1(a), 1(e) and 1(f), so long as such actions do not create a public disclosure obligation for Oasis or the Company and are undertaken on a basis reasonably designed to be confidential;
(iii)solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, advise, initiate, encourage or influence any Person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter); provided, however, that the foregoing shall not restrict Oasis from stating how it intends to vote with respect to an Extraordinary Transaction, if any, in accordance with Section 3(b) and the reasons therefor;
(iv)(1) grant any proxy, consent or other authority to vote with respect to any matters (other than to the Company’s named proxies at any Stockholder Meeting) or (2) deposit or agree or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities (including a voting agreement or pooling arrangement), in each case, other than (A) any such voting trust or arrangement solely for the purpose of delivering to the Company or its designee a proxy, consent, or other authority to vote in connection with a solicitation made by or on behalf of the Company or (B) customary brokerage accounts, margin accounts and prime brokerage accounts;
(v)knowingly encourage, advise or influence any Person, or knowingly assist any Person in so encouraging, advising or influencing any Person, with respect to the giving or withholding of any proxy, consent or authority to vote any Voting Securities or in conducting any referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign); provided, however, that the foregoing shall not restrict Oasis from stating how it intends to vote with respect to an Extraordinary Transaction, if any, in accordance with Section 3(b) and the reasons therefor;
(vi)form, join, knowingly encourage the formation of, or knowingly participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (other than a group that includes Oasis and its controlled Affiliates, but does not include any other Persons that are not Oasis or any of its controlled Affiliates);
(vii)publicly make, publicly advance or publicly disclose any request or proposal to amend, modify or waive any provision of this Agreement, or take any action challenging the validity or enforceability of any provision of or obligation arising under this Agreement (provided, however, that Oasis may make confidential requests to the Board (or a duly authorized committee thereof) to amend, modify or waive any provision of this Agreement, so long as any such request is not publicly disclosed by Oasis and is made by Oasis in a manner that could not reasonably be expected to require, and that does not require, the public disclosure thereof by the Company, Oasis or any other Person (it being understood that the Board (or a duly authorized committee thereof) shall have no obligation to grant any such waiver request and may reject such requests in its sole and exclusive discretion); provided, further, that nothing in this Agreement shall prevent Oasis from taking any action to enforce the provisions of this Agreement or making counterclaims with respect to any action initiated by or on behalf of the Company against Oasis;
(viii)make a request for a list of the Company’s stockholders or for any books and records of the Company whether pursuant to Section 78.105 of the Nevada Revised Statutes or otherwise;
(ix)take any action that would reasonably be expected to require Oasis or the Company to make a public announcement or disclosure regarding the matters set forth in Section 4 ;
(x)enter into any discussion, negotiation, agreement, arrangement or understanding with any third party (other than the Company, Oasis, any controlled Affiliate of Oasis, any of its Representatives or any of its actual or potential financing sources or advisors as long as it would not reasonably be expected to require Oasis to make a public announcement or disclosure and such activity does not directly or indirectly create any exclusivity, lock-up, dry-up or other similar agreement, arrangement or understanding with any such potential financing source) concerning the matters set forth in Section 4;
(xi)commence any Action against the Company or any of its officers and directors or Affiliates; or

(xii)knowingly encourage, assist, solicit, or seek to cause any Person to undertake any action in violation of this Section 4.
(b)Notwithstanding anything in this Agreement to the contrary (including this Section 4) the provisions of this Agreement shall not and shall not be deemed to (i) prohibit Oasis or any of its controlled Affiliates or Representatives from communicating privately with the Company’s directors, officers or Representatives regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any Person, (ii) prohibit or restrict the New Director, in the good faith exercise of his or her fiduciary duties or responsibilities as a director of the Company or as a member of the Nominating and Governance Committee, from taking any action in his or her capacity as a director of the Company, (iii) prohibit Oasis or any of its controlled Affiliates or Representatives from communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Agreement, or (iv) prevent Oasis or its controlled Affiliates or Representatives from taking any action necessary to comply with or as required by a Legal Requirement; provided, however, that a breach by Oasis or any of its controlled Affiliates or Representatives of this Agreement is not the cause of the applicable Legal Requirement.
(c)The restrictions and requirements of Section 3 and Section 4 shall terminate automatically upon the earliest of: (i) the expiration of the Cooperation Period; (ii) five (5) business days’ prior written notice delivered by Oasis to the Company following a material breach of this Agreement by the Company (including, without limitation, the failure to appoint the New Director or the Replacement Director, as applicable, to the Board to the Nominating and Governance Committee of the Board in accordance with Section 1) if such breach has not been cured within such notice period; provided, however, that neither Oasis nor any of its controlled Affiliates or Representatives is then in material breach of this Agreement; (iii) (A) upon the announcement by the Company that it has entered into a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities or a sale of all or substantially all assets of the Company or (B) upon the announcement by the Company that it has entered into a definitive agreement with respect to any Extraordinary Transaction that would not result in the acquisition by any person or group of more than 50% of the Voting Securities or a sale of all or substantially all assets of the Company; and (iv) the commencement of any tender or exchange offer (by a Person other than Oasis or any of its controlled Affiliates or Representatives) if (and only if) the Board does not, within ten (10) business days of such commencement, recommend against acceptance of such tender or exchange offer, and which such tender or exchange offer, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, provided that, regardless of any Board recommendation with respect to any such tender offer, the restrictions and requirements of Section 3 and 4 with respect to Oasis shall terminate automatically upon consummation of any such tender offer that results in an Extraordinary Transaction.

5.Public Announcement. Promptly following the Effective Date (and in any event within one (1) business day), the Company and Oasis shall announce this Agreement by means of a mutually agreed press release, which is attached hereto as Exhibit D (the “Press Release”). During the Cooperation Period, neither the Company nor Oasis shall make or cause to be made any public announcement or statement with respect to the subject matter of this Agreement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. Oasis acknowledges and agrees that the Company will file this Agreement and file or furnish the Press Release with the SEC as an exhibit to a Current Report on Form 8-K within four (4) business days of the execution of this Agreement.
6.Representations and Warranties of the Company. The Company represents and warrants to Oasis as follows: (a) the Company has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by Oasis, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any of the Company’s organizational documents currently in effect or any material agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound.
7.Representations and Warranties of Oasis. Oasis represents and warrants to the Company as follows: (a) Oasis has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by Oasis, constitutes a valid and binding obligation and agreement of Oasis and, assuming the valid execution and delivery hereof by the Company, is enforceable against Oasis in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery, and performance of this Agreement by Oasis does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to Oasis, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which Oasis are a party or by which they are bound; and (d) as of the date of this Agreement, Oasis Beneficially Owns 5,225,312 shares of Common Stock and is party to cash-settled total return swaps referencing 3,000,000 shares of Common Stock, each of which is a Permitted Cash Swap on the date hereof and shall remain a Permitted Cash Swap until settled for cash in accordance with its terms.
8.Definitions. For purposes of this Agreement:
(a)the term “Action” shall mean any proceeding, complaint, demand or other effort to collect damages or to seek any legal or equitable relief in any litigation, arbitration, regulatory forum or any other proceeding, regardless of forum or venue and regardless of the alleged theory or basis on which the is relief sought.
(b)the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that none of the Company or its Affiliates or Representatives, on the one hand, and Oasis and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that, with respect to Oasis, “Affiliates” shall not include any portfolio company of Oasis or their Affiliates (provided, that such portfolio companies are not acting on behalf of or in concert with Oasis or their Affiliates with respect to the Company).
(c)the terms “Beneficial Owner” and “Beneficially Own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner for purposes of this Agreement of (i) all shares of the Company’s authorized share capital which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement, or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional and (ii) all shares of the Company’s authorized share capital which such person or any of such person’s Affiliates has or shares the right to vote or dispose.
(d)the term “business day” shall mean any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed;
(e)the term “Common Stock” means the Company’s common stock, par value $0.001 per share;
(f)the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

(g)the term “Extraordinary Transaction” shall mean any tender offer, exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, sale, spinoff, splitoff or other similar separation of one or more business units, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets);
(h)the term “Legal Requirement” shall mean the requirements of any applicable law, regulation, administrative rule, legal process, subpoena or stock exchange rule or any request for information from any governmental authority with jurisdiction over the person or entity from whom information is sought;
(i)the terms “person” or “persons” shall be interpreted broadly to include any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, group, association, organization, or other entity of any kind or nature;
(j)the term “Representatives” means a party’s directors, principals, members, general partners, managers, officers, employees, agents, advisors and other representatives;
(k)the term “SEC” means the U.S. Securities and Exchange Commission;
(l)the term “Synthetic Position” means any right, option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (x) it conveys any voting rights in such Voting Securities to any Person, (y) it is required to be or capable of being settled, in whole or in part, in Voting Securities, or (z) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect; provided, however, that, notwithstanding any of the foregoing, the term “Synthetic Position” shall not include any cash-settled swap that: (i) can be settled solely in cash, (ii) is not a “short” swap, (iii) does not allow Oasis to directly or indirectly control or direct the voting of any Company security underlying such swap, and (iv) may not be amended during its term in a manner that would not comply with the foregoing subsections (i) through (iii) (each, a “Permitted Cash Swap”).
(m)the term “Third Party” means any person that is not a party to this Agreement or a controlling or controlled (or under common control) Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(n)the term “Voting Securities” shall mean the shares of Common Stock of the Company and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.
9.Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address(es) set forth below, (b) given by a nationally recognized overnight carrier, one (1) business day after being sent or (c) if given by any other means, when actually received during normal business hours at the address specified in this Section 10:

Applied Digital Corporation
3811 Turtle Creek Boulevard, Suite 2100
Dallas, Texas 75219
Attention: Wesley Cummins, CEO
Email: wes@applieddigital.com

with a copy to (which shall not constitute notice to the Company):

Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, CA 90067
Attention: Mark Kelson and Frank Placenti
Email: mark.kelson@gtlaw.com and frank.placenti@gtlaw.com

if to Oasis:
Oasis Management Co., Ltd.
c/o Oasis Management (Hong Kong)
25/F, LHT Tower
31 Queen’s Road Central, Central Hong Kong

and

100 Congress Ave., Suite 780
Austin, TX 78701
Attention: Phillip M. Meyer and Alex Shoghi
Email:    pmeyer@hk.oasiscm.com and ashoghi@oasiscm.com

with a copy to (which shall not constitute notice to Oasis):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Attention: Eleazer Klein, Esq. and Daniel Goldstein, Esq.
Email:    eleazer.klein@srz.com and daniel.goldstein@srz.com

At any time, any party hereto may, by notice given in accordance with this Section 10 to the other party, provide updated information for notices hereunder.
10.Expenses. All fees, costs, and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs, or expenses.
11.Specific Performance; Remedies; Venue; Waiver of Jury Trial.
(a)This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Nevada or in the state courts of Nevada (or ay appellate courts of the foregoing) sitting in Clark County. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the application of such jurisdiction. The parties agree that delivery of process or other papers in connection with any such Legal Proceeding in the manner provided in Section 10 of this Agreement or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.
(b)Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies may be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.
12.Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void, or unenforceable,

such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
13.Termination. This Agreement will terminate upon the earlier of (i) the expiration of the Cooperation Period and (ii) mutual written consent of the parties hereto. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 9 to 18 shall survive termination of this Agreement, and no termination of this Agreement shall relieve either party of liability for any breach of this Agreement arising prior to such termination.
14.Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement. For the avoidance of doubt, neither party hereto shall be bound by any contractual obligation to the other party hereto (including by means of any oral agreement) until all counterparts to this Agreement have been duly executed by both of the parties hereto and delivered to the other party hereto (including by means of electronic delivery).
15.No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and Oasis and is not enforceable by any other persons. Neither party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any assignment in contravention hereof will be null and void.
16.No Waiver. No failure or delay by either party in exercising any right or remedy hereunder will operate as a waiver thereof or of any breach of any other provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
17.Entire Understanding; Amendment. This Agreement (together with the exhibits hereto, and any other written agreement entered into by the parties hereto dated as of the date hereof) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and Oasis.
18.Interpretation and Construction. Each of the Company and Oasis acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Both parties and their respective counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and Oasis, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule (other than rules promulgated by the SEC) or statute as from time to time amended, modified or supplemented.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

OASIS MANAGEMENT CO., LTD.

By:	/s/ Philip M. Meyer
Name:	Phillip M. Meyer
Title:	Director

APPLIED DIGITAL CORPORATION

By:	/s/ Wesley Cummins
Name:	Wesley Cummins
Title:	Chief Executive Officer

    [Signature Page to Cooperation and Standstill Agreement]

Exhibit A
Form of Consent to Nomination

Letter of Consent

April 30, 2024

I, Ella Benson, hereby agree and consent: (i) to being nominated for election as a director by the stockholders of Applied Digital Corporation, a Nevada corporation (the “Company”), at each of the Company’s 2024 and 2025 annual meetings of stockholders, and hereby certify that I am qualified to act in the capacity of a director of the Company, (ii) to being named in a proxy statement relating to such annual meeting of stockholders, (iii) to serving as a director of the Company if elected, and (iv) to having information regarding my background and qualifications included in any proxy materials circulated by the Company in connection with such annual meetings.  Upon my initial appointment and subsequent election(s) as a director of the Company, I agree to perform the duties and responsibilities of a director of the Company.
I hereby certify that the information set forth in the Company’s 2023 Annual Directors & Officers Questionnaire that I completed and signed on December 4, 2023, including additional supplemental documentation provided to the Company prior to the date hereof, are true and correct in all respects.  I hereby affix my signature as evidence below.

Ella Benson

Exhibit B
Oasis Confidentiality Agreement

CONFIDENTIALITY AGREEMENT
April 30, 2024
Oasis Management Co., Ltd.
c/o Oasis Management (Hong Kong)
25/F, LHT Tower
31 Queen’s Road Central, Central Hong Kong
Attn: Phillip M. Meyer

Dear Mr. Meyer:
Reference is made to the Cooperation and Standstill Agreement (the “Cooperation and Standstill Agreement”), dated as of April 30, 2024, by and between Applied Digital Corporation, a Nevada corporation (together with its subsidiaries, the “Company”), and Oasis Management Co., Ltd. (the “Investor”). Each of the Company and the Investor may be referred to in this Confidentiality Agreement (this “Agreement”) as a “Party”, and together, the “Parties”. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Cooperation and Standstill Agreement.
In connection with the appointment of the New Director or Replacement New Director (collectively referred to herein as the “New Director”) to the Board, the New Director will Receive (as defined below) in the course of his or her service as a director of the Company, certain nonpublic, confidential and/or proprietary information concerning the Company, referred to herein as Confidential Information (as defined below), and in connection with such service, the New Director desires to provide to or discuss with the Investor and its Representatives portions of the Confidential Information, subject to the terms hereof. As a condition to entering into the Cooperation and Standstill Agreement and to the Company’s willingness to permit the New Director to share Confidential Information with the Investor and its Representatives, the Investor agrees that all Confidential Information that is received by it or its Representatives shall be treated in accordance with this Agreement.
1.Certain Definitions. As used in this Agreement:
(a)“Confidential Information” means all confidential, proprietary and/or non-public information, data, documents, agreements, files and other materials, as well as the views, opinions, plans or strategy of the Board, concerning the Company or any of its subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form, which is made available to the Investor or its Representatives by or on behalf of the New Director after the date hereof, to the extent that such information was Received by the New Director in his or her capacity as a director of the Company (“Primary Information”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations, reports, forecasts, samples and other writings or documents relating to or based upon Primary Information prepared by the Investor or its Representatives (“Secondary Information”). Notwithstanding the foregoing, the term “Confidential Information” shall not include information that the Investor can reasonably demonstrate (i) was already in the possession of the Investor, its Representatives or the New Director prior to the date hereof or when such information is received from the Company; (ii) was or is independently developed by the Investor, its Representatives or the New Director without use of Confidential Information; (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure by the Investor that is prohibited by this Agreement (provided that any disclosure by the

Investor or its Representatives to which the Company consents in advance shall be deemed to not be prohibited by this Agreement); (iv) becomes available to the Investor, its Representatives or the New Director on a non-confidential basis from a source other than the Company or any of its Representatives and such source is not, to the knowledge of the Investor, (1) under any obligation to the Company or any of its Representatives to keep such information confidential or (2) otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation; or (v) is disclosed as provided in Section 2(b).
(b)“Receive” means all information that is provided to the New Director or to the Investor or its, his, her or their Representatives as a result of or in the course of the New Director’s service as a director of the Company.
(c)Notwithstanding any other provision of this Agreement, neither the term “Representative” nor the term “Affiliate”, when used with respect to the Investor, shall include any of the Investor’s or any of its Affiliates’ operating or portfolio companies or affiliated investment funds that do not receive Confidential Information from the Investor. The Company acknowledges that the Investor’s or its respective Affiliates’ members, partners, directors, officers, employees or the like may serve as directors of the Investor’s or its Affiliates’ operating companies or portfolio companies of investment funds managed by the Investor or an Affiliate thereof, and the Company agrees that such operating or portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such operating or portfolio company; provided, that (i) such individual has not provided such operating or portfolio company or any other board member or any officer, employee or other representative of such operating or portfolio company with Confidential Information and (ii) such operating or portfolio company does not in any way use such Confidential Information or otherwise act at the direction of or with encouragement from the Investor or its Representatives with respect to any matters contemplated hereby.
2.Confidentiality and Use of Confidential Information.
(a)Confidentiality of Confidential Information. Subject to the terms and conditions hereof, the New Director may share and discuss Confidential Information with the Investor. The Investor agrees, and agrees to cause its Representatives, to keep all Confidential Information strictly confidential and not disclose Confidential Information to any Person other than those of its Representatives who need to know such Confidential Information to assist an Investor for the purposes of advising, monitoring and evaluating its investment in the Company (the “Purpose”), or as otherwise permitted by this Agreement; provided, however, that with respect to any such disclosure of Confidential Information, the Investor shall furnish to such Representative only that portion of the Confidential Information necessary for the Purpose, or as otherwise permitted by this Agreement. Before providing access to Confidential Information to any Representative, the Investor shall inform such Representative of the contents of this Agreement and the confidentiality of the Confidential Information, and shall advise such Representative that, by accepting possession of or access to such Confidential Information, such Representative is agreeing to be bound by this Agreement. The Investor shall instruct its Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of its Representatives.
(b)Compulsory Disclosure of Confidential Information. If the Investor or any of its Representatives is legally required in any proceeding or governmental inquiry, including any judicial or administrative proceeding, or by any governmental or regulatory authority (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), or is otherwise legally required pursuant to applicable law or regulation (in each case if and as determined based on advice of counsel), to disclose any Confidential Information, the Investor shall (to the extent permissible under applicable law or the terms of such demand or request), if reasonably practicable, give the Company prompt notice of such request or requirement so that the Company may, at the Company’s sole expense, seek an appropriate protective order, and, upon the Company’s request and at the Company’s sole expense, shall provide reasonable cooperation to the Company in seeking such an order. If the Investor is nonetheless compelled to disclose Confidential Information, the Investor (or such Representative of the Investor to whom such request is directed) will furnish only that portion of the Confidential Information that, on the advice of counsel, is legally required to be disclosed and, upon the Company’s request, use its reasonable best efforts, at the Company’s sole expense, to obtain assurances that confidential treatment will be accorded to such information, and shall (to the extent permissible under applicable law or the terms of such demand or request) provide the Company with the text of the proposed disclosure as reasonably far in advance of its disclosure as is practicable and shall in good faith consult with and consider the reasonable suggestions of the Company concerning the nature and scope of the information it proposes to disclose.
(c)Securities Law Restrictions. The Investor hereby acknowledges that it understands that: (a) the Confidential Information may contain or constitute material non-public information concerning the Company and its Affiliates; (b) the requirements of Regulation FD promulgated by the U.S. Securities and Exchange Commission constitutes one of several reasons that the Confidential Information must be kept in confidence; and (c) trading in the Company’s securities while in possession of material non-public information or communicating that information to any other Person who trades in such securities could subject the Investor to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Nothing herein shall constitute an admission by a Party that any Confidential Information in fact contains material non-public information concerning the Company. The Company shall provide the Investor with at least two (2) business days’ advance written notice when the trading window under the Company’s insider trading policy is open or closed, or when a trading blackout period has begun or ended, and directors or officers of the Company are permitted (or prohibited) to trade in securities of the Company. Notwithstanding anything to the contrary contained in this Agreement but subject to this Section 2(c), nothing contained in this Agreement shall prevent or limit the Investor from purchasing or selling or otherwise trading (or offering to do so) securities of the Company (and the Investor is hereby expressly permitted to purchase, sell or otherwise trade (or offer to do so) securities of the Company) during each trading window and from and any time after the opening of the trading window under the Company’s insider trading policy when the directors of the Company generally are permitted to do so following the termination of this Agreement, subject to the terms of the Cooperation and Standstill Agreement and applicable law.
3.Accuracy of Confidential Information; No Representations or Warranties. The Investor acknowledges and agrees that no representation or warranty, express or implied, is made by the Company, or any of its respective Representatives, as to the accuracy or completeness of the Confidential Information. Neither the Company nor any of its Representatives shall have any liability to the Investor or any of its Representatives on account of the use of any Confidential Information by the Investor or any of its Representatives or any inaccuracy therein or omission therefrom. This Agreement shall not create any obligation on the part of the Company or its Representatives to provide the Investors or their Representatives with any Confidential Information, or update or correct any previously provided Confidential Information, nor shall it entitle the Investors or its Representatives (other than the New Director in his or her capacity as a director of the Company) to participate in any meeting of the Board or any committee thereof.

4.Return and Destruction of Confidential Information. Upon the Company’s written demand (email being sufficient) following the termination of this Agreement in accordance with its terms, the Investor shall promptly (and in no event later than ten (10) business days after such request) at the Investor’s option, either (x) return or cause to be returned to the Company, or (y) destroy all hard copies of the Confidential Information and use commercially reasonable efforts to erase or destroy all electronic copies of all Confidential Information in the possession or control of the Investor or its Representatives (and certify to the Company such erasure or destruction), provided, that, the foregoing shall not be applicable to Secondary Information. Notwithstanding anything to the contrary contained herein, the Investor and its Representatives shall: (a) be permitted to retain copies of Confidential Information if such retention is required by law, regulation or professional standards, (b) not be required to destroy copies of Confidential Information maintained in accordance with pre-existing, bona fide institutional policies concerning the archiving of stored information; and (c) not be required to return or destroy Confidential Information that has been recorded as a result of automatic electronic archiving and back-up procedures; provided, that, such Investor’s obligations hereunder to maintain the confidentiality of such retained Confidential Information shall survive for such period of time as such Confidential Information is maintained.
5.Remedies. Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall, to the fullest extent permitted by applicable law, be entitled to the remedies of injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall, to the fullest extent permitted by applicable law, be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.
6.Miscellaneous.
(a)Entire Agreement; Amendments. This Agreement, the Confidentiality Agreement, dated April 30, 2024, by and between the Company and the New Director (the “New Director NDA”) and the Cooperation and Standstill Agreement contain the entire agreement of the Parties with respect to Confidential Information. This Agreement may only be amended pursuant to a written agreement executed by each Party.
(b)Fiduciary Duties. This Agreement does not in any way diminish, limit or detract the New Director from, any fiduciary duties to the Company and its stockholders that the New Director may have under applicable law.
(c)No Waiver of Privilege. To the extent that any Confidential Information includes materials subject to the attorney-client privilege that are identified in writing as such to the New Director by the Company, the Company is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Confidential Information to the Investor or any of its Representatives.
(d)Term. This Agreement and the obligations and restrictions hereunder shall terminate and be of no force or effect with respect to the Investor on the date that the New Director NDA terminates in accordance with its terms (the “Termination Date”), except that (i) Section 2(a) and (b) shall survive twenty-four (24) months after the Termination Date; and (ii) Section 2(c) and this Section 6(d) shall survive any termination of this Agreement. Any claim for violation of this Agreement occurring prior to the termination of this Agreement shall survive until the expiration of the applicable statute of limitations or termination of the Cooperation Period under the Cooperation and Standstill Agreement.
(e)No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.
(f)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
(g)Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. Such communications must be sent to the respective Parties at the addresses set out in the Cooperation and Standstill Agreement (or to such other address that may be designated by a Party from time to time in accordance with this Section 6(f)).
(h)Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Investor in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the United States District Court for the District of Nevada or in the state courts of Nevada (or any appellate courts of the foregoing) sitting in Clark County (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(i)Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the non-assigning Party. Any purported assignment without such consent shall be void and unenforceable. This Agreement, however, shall be binding on and inure to the benefit of successors of the Parties hereto.
(j)Joint Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(k)Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the agreement with respect to the matters set forth herein, please so indicate by returning a signed copy of this Agreement to the other Party, whereupon this Agreement shall constitute a binding agreement with respect to the matters set forth herein.
Very truly yours,
APPLIED DIGITAL CORPORATION
a Nevada corporation

By:
Name: Wesley Cummins
Title: Chief Executive OFficer

Accepted and agreed to as of the date first written above:

OASIS MANAGEMENT CO., LTD.,

By:
Name:
Title:

Exhibit C
New Director Confidentiality Agreement

CONFIDENTIALITY AGREEMENT
April 30, 2024
Ella Benson
100 Congress Ave., Suite 780
Austin, TX 78701

Dear Ms. Benson,
In connection with your service on the Board of Directors of Applied Digital Corporation (the “Company”) you will Receive (as defined below) certain nonpublic, confidential and/or proprietary information concerning the Company, referred to herein as Confidential Information (as defined below). You agree that all Confidential Information that is Received by you shall be treated in accordance with this Confidentiality Agreement (as the same may be amended, this “Agreement”).
Reference is made to the Cooperation and Standstill Agreement (the “Cooperation and Standstill Agreement”), dated as of April 30, 2024, by and between the Company and Oasis Management Co., Ltd. (“Oasis”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Cooperation and Standstill Agreement.
7.Certain Definitions. As used in this Agreement:
(a)“Confidential Information” means all confidential, proprietary and/or non-public information, data, documents, agreements, files and other materials, as well as the views, opinions, plans or strategy of the Board, concerning the Company or any of its subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form, which is made available to you in your capacity as a director of the Company (“Primary Information”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations, reports, forecasts, samples and other writings or documents relating to or based upon Primary Information prepared by you (“Secondary Information”). Notwithstanding the foregoing, the term “Confidential Information” shall not include information that you can reasonably demonstrate (i) was already in your possession prior to the date hereof or when such information is received from the Company, (ii) was or is independently developed by you without use of Confidential Information, (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure by you that is prohibited by this Agreement (provided that any disclosure by you to which the Company consents in advance shall be deemed to not be prohibited by this Agreement) (iv) becomes available to you on a non-confidential basis from a source other than the Company or any of its Representatives and such source is not, to your knowledge, (1) under any obligation to the Company or any of its Representatives to keep such information confidential or (2) otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation; or (v) is disclosed as provided in Section 2(b).
(b)“Receive” means all information that is provided to you as a result of or in the course of your service as a director of the Company.

8.Confidentiality and Use of Confidential Information.
(a)Confidentiality of Confidential Information. Subject to the terms and conditions hereof, you agree to keep all Confidential Information strictly confidential and not disclose Confidential Information to any Person, except as expressly permitted by the Board.
(b)Compulsory Disclosure of Confidential Information. If you are required in any proceeding or governmental inquiry, including any judicial or administrative proceeding, or by any governmental or regulatory authority (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), or are otherwise legally required pursuant to applicable law or regulation (in each case if and as determined based on advice of counsel), to disclose any Confidential Information, you shall (to the extent permissible under applicable law or the terms of such demand or request), if reasonably practicable, give the Company prompt notice of such request or requirement so that the Company may, at the Company’s sole expense, seek an appropriate protective order, and, upon the Company’s request and at the Company’s sole expense, shall provide reasonable cooperation to the Company in seeking such an order. If you are nonetheless compelled to disclose Confidential Information, you will furnish only that portion of the Confidential Information that, on the advice of counsel, is legally required to be disclosed and, upon the Company’s request, use your reasonable best efforts, at the Company’s sole expense, to obtain assurances that confidential treatment will be accorded to such information, and shall (to the extent permissible under applicable law or the terms of such demand or request) provide the Company with the text of the proposed disclosure as reasonably far in advance of its disclosure as is practicable and shall in good faith consult with and consider the reasonable suggestions of the Company concerning the nature and scope of the information it proposes to disclose.
(c)Securities Law Restrictions. You hereby acknowledge that you understand that: (a) the Confidential Information may contain or constitute material non-public information concerning the Company and its Affiliates; (b) the requirements of Regulation FD promulgated by the U.S. Securities and Exchange Commission constitutes one of several reasons that the Confidential Information must be kept in confidence; and (c) trading in the Company’s securities while in possession of material non-public information or communicating that information to any other Person who trades in such securities could subject you to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Nothing herein shall constitute an admission by any party to this Agreement (each, a “Party” and collectively, the “Parties”) that any Confidential Information in fact contains material non-public information concerning the Company. The Company shall provide you with at least two (2) business days’ advance written notice when the trading window under the Company’s insider trading policy is open or closed, or when a trading blackout period has begun or ended, and directors or officers of the Company are permitted (or prohibited) to trade in securities of the Company. Notwithstanding anything to the contrary contained in this Agreement but subject to this Section 2(c), nothing contained in this Agreement shall prevent or limit you from purchasing or selling or otherwise trading (or offering to do so) securities of the Company (and you are hereby expressly permitted to purchase, sell or otherwise trade (or offer to do so) securities of the Company) during each trading window and from and any time after the opening of the trading window under the Company’s insider trading policy when the directors of the Company generally are permitted to do so following the termination of this Agreement.
(d)The Company has entered into that certain Confidentiality Agreement with Oasis, dated April 30, 2024 (the “Oasis NDA”). Notwithstanding anything to the contrary herein, the New

Director may disclose Confidential Information to Oasis and to its affiliates, managers, members, directors, officers, employees, representatives (including, without limitation, attorneys, accountants and financial and other advisers) or agents (the “Oasis Representatives”) in accordance with the terms of the Oasis NDA for the Purpose (as defined in the Oasis NDA), or as otherwise permitted by the Oasis NDA. Notwithstanding the foregoing sentence, the New Director agrees not to disclose to Oasis or the Oasis Representatives: (a) any legal advice provided by external or internal counsel to the Company or any of its subsidiaries in connection with any claim, action or proceeding, whether pending or threatened, involving or relating to the Company, or (b) any other information that may constitute a waiver of the Company’s or any of its subsidiaries’ attorney-client privilege or attorney work-product privilege (both with respect to internal or external legal counsel) that is identified in writing as such to the New Director by the Company.
9.Accuracy of Confidential Information; No Representations or Warranties. You acknowledge and agree that no representation or warranty, express or implied, is made by the Company, or as to the accuracy or completeness of the Confidential Information. Neither the Company nor any of its representatives shall have any liability to you or any of your representatives on account of the use of any Confidential Information by you or any of your representatives or any inaccuracy therein or omission therefrom.
10.Return and Destruction of Confidential Information. Upon the Company’s written demand (email being sufficient) following the termination of this Agreement in accordance with its terms, you shall promptly (and in no event later than ten (10) business days after such request) at your option either (x) return or cause to be returned to the Company, or (y) destroy all hard copies of the Confidential Information and use commercially reasonable efforts to erase or destroy all electronic copies of all Confidential Information in your possession or control (and certify to the Company such erasure or destruction), provided, that, the foregoing shall not be applicable to Secondary Information. Notwithstanding anything to the contrary contained herein, you shall: (a) be permitted to retain copies of Confidential Information if such retention is required by law, regulation or professional standards, (b) not be required to destroy copies of Confidential Information maintained in accordance with pre-existing, bona fide institutional policies concerning the archiving of stored information; and (c) not be required to return or destroy Confidential Information that has been recorded as a result of automatic electronic archiving and back-up procedures; provided, that, your obligations hereunder to maintain the confidentiality of such retained Confidential Information shall survive for such period of time as such Confidential Information is maintained.
11.Remedies. Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall, to the fullest extent permitted by applicable law, be entitled to the remedies of injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall, to the fullest extent permitted by applicable law, be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.
12.Miscellaneous.
(a)Entire Agreement; Amendments. This Agreement, the Oasis NDA and the Cooperation and Standstill Agreement contain the entire agreement of the Parties with respect to

Confidential Information. This Agreement may only be amended pursuant to a written agreement executed by each Party.
(b)Fiduciary Duties. This Agreement does not in any way diminish, limit or detract the New Director from, any fiduciary duties to the Company and its stockholders that the New Director may have under applicable law.
(c)No Waiver of Privilege. To the extent that any Confidential Information includes materials subject to the attorney-client privilege that are identified in writing as such to the New Director by the Company, the Company is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Confidential Information to you.
(d)Term. This Agreement and the obligations and restrictions hereunder shall terminate and be of no force or effect on the date that you no longer serve as a director of the Company (the “Termination Date”), except that (i) Section 2(a), (b) and (d) shall survive until the date that is twenty-four (24) months after the Termination Date and (ii) Section 2(c) and this Section 6(d) shall survive any termination of this Agreement. Any claim for violation of this Agreement occurring prior to the termination of this Agreement shall survive until the expiration of the applicable statute of limitations.
(e)No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.
(f)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
(g)Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon confirmation of receipt, when sent by e-mail (provided, that such confirmation is not automatically generated), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. Such communications must be sent to the respective Parties at the addresses set out in the Cooperation and Standstill Agreement (or to such other address that may be designated by a Party from time to time in accordance with this Section 6(f)). Any communications directed to the New Director shall also be sent to Ella Benson at 100 Congress Ave., Suite 780, Austin, TX 78701 and by email at ebenson@us.oasiscm.com.
(h)Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or you in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the United States District Court for the District of Nevada or in the state courts of Nevada (or any appellate courts of the foregoing) sitting in Clark County (the “Chosen Courts”). Each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(i)Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the non-assigning Party. Any purported assignment without such consent shall be void and unenforceable.
(j)Joint Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(k)Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the agreement with respect to the matters set forth herein, please so indicate by returning a signed copy of this Agreement to the other Party, whereupon this Agreement shall constitute a binding agreement with respect to the matters set forth herein.
Very truly yours,
APPLIED DIGITAL CORPORATION,
a Nevada corporation

By:
Name: Wesley Cummins
Title: Chief Executive Officer

                                                                         Accepted and agreed to as of the date first written above:

DIRECTOR

______________________________________________
    Ella Benson

Exhibit D
Press Release

Applied Digital Appoints Ella Benson to Board of Directors
Benson Brings Over a Decade of Experience in Financial Services
Joins the Board as Part of a Cooperation and Standstill Agreement with Oasis Management Company
DALLAS, April 30, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (HPC) applications, has appointed Ella Benson as an independent director on its Board of Directors (the “Board”), effective May 6, 2024. Ella has also been appointed to serve as Chairperson of the Nominating and Governance Committee.
Ella Benson brings over a decade of experience in financial services and is a Director at Oasis Management Co., Ltd. (“Oasis”). She has substantial experience working with public companies undergoing strategic transitions. Prior to joining Oasis in 2013, Benson was an analyst at GAM, an independent asset management firm, from 2009 to 2013. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin.
“I’m honored that Ella Benson will join our Board of Directors,” said Wes Cummins, CEO and Chairman of the Board at Applied Digital. Ella’s background in investment management will make her a great asset to our company and our strategic direction as we continue to expand our board of directors to provide oversight.”
“I am pleased to join Applied Digital's Board of Directors,” said Benson. “My extensive financial experience in maximizing shareholder value integrates smoothly as the company continues to expand its hosting and service offerings by providing high-performance computing power to major hyperscalers and other enterprises running AI workloads.”
Ms. Benson joins the Board as part of a Cooperation and Standstill Agreement (the “Agreement”) with Oasis regarding, among other things, the membership and composition of the Board and Oasis’ cessation of further accumulations of the Company’s stock in excess of 9.9% of the Company’s outstanding shares, as well as its curtailment of certain other activities during Ms. Benson’s tenure on the Board, which is contemplated by the Agreement to extend through the date of the Company’s anticipated November 2026 Annual Meeting of Shareholders, or approximately 31 months from the effective date of the Agreement. Additional details about the Agreement are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 30, 2024.
Oasis has advised the Company that Oasis and its affiliates currently own approximately 5.2 million shares of the Company’s common stock, representing approximately 4.2% of the outstanding shares of the Company’s common stock.
About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.

About Oasis Management Company Ltd.
Oasis Management Company Ltd. manages private investment funds focused on opportunities in a wide array of asset classes across countries and sectors. Oasis was founded in 2002 by Seth H. Fischer, who leads the firm as its Chief Investment Officer. More information about Oasis is available at https://oasiscm.com.
Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Brenlyn Motlagh or Diana Jarrah
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com